Exhibit 5.1

[WINSTEAD PC LETTERHEAD]

November 19, 2010

Forbes Energy Services Ltd.

3000 South Business Highway 281

Alice, Texas 78332

Gentlemen:

We have acted as counsel to Forbes Energy Services Ltd., a company currently incorporated under the laws of Bermuda (as presently incorporated, “Forbes Bermuda”), in connection with the filing of the registration statement on Form S-4 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed conversion of Forbes Bermuda into a Texas corporation (the “Conversion”) under the name “Forbes Energy Services Ltd.” (as incorporated in Texas, “Forbes Texas”).

In rendering the opinions expressed below, we have reviewed an execution copy of each of the following documents and instruments:

(i) a draft of the plan of conversion and certificate of formation of Forbes Texas to be filed with the Secretary of State of Texas (collectively, the “SoS Documents”); and

(ii) a draft of the bylaws of Forbes Texas to be adopted thereby (the “Bylaws”).

As the basis for the opinion hereinafter expressed, we have examined and relied upon such other records, documents, certificates and other instruments as we have deemed necessary or advisable for the purposes of the opinion expressed herein. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

In addition, we have assumed the following matters, with your consent, for the purpose of rendering our opinion expressed herein:

(1) that Forbes Bermuda is, and at all times relevant for purposes of rendering our opinions as expressed herein was, duly organized, validly existing and in good standing under the laws of Bermuda, and has, and at all times relevant for purposes of rendering our opinions as expressed herein had, the full power, authority and legal right to discontinue from Bermuda and reincorporate in the State of Texas pursuant to both Bermuda law and Section 10.102 of the Texas Business Organizations Code, as amended (the “Code”);

(2) that, at all times relevant for purposes of rendering our opinions as expressed herein, the laws of Bermuda permit and permitted, as applicable, Forbes Bermuda to discontinue from Bermuda and reincorporate into the State of Texas pursuant to Section 10.102 of the Code;

(3) that all necessary action was taken, or will be taken, under Bermuda law to authorize and permit the Conversion, including, but not limited to, the filing of a certificate of discontinuance with the Bermuda Registrar of Companies, and any and all consents, approvals and authorizations from applicable Bermuda governmental authorities required to authorize or permit the Conversion have been, or will be, obtained;

Forbes Energy Services Ltd.

November 19, 2010

(4) that the current drafts of the SoS Documents, in the forms thereof submitted for our review, without alteration or amendment (other than filling in the appropriate date and making such other changes as appropriate) will be duly authorized and executed and thereafter be duly filed with the Secretary of State of Texas in accordance with Sections 10.102 and 10.106 of the Code, that no other certificate or document has been, or prior to the filing of SoS Documents will be, filed by or in respect of Forbes Texas with the Secretary of State and that Forbes Texas will pay all fees or other charges required to be paid in connection with the filing of the SoS Documents; and

(5) that each common share and preference share of Forbes Bermuda issued and outstanding immediately prior to the Conversion will be, duly authorized, validly issued, fully paid and non-assessable.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, upon the filing of the SoS Documents with the Secretary of State of Texas, Forbes Bermuda shall be converted into a Texas corporation and the issued and outstanding common shares, par value $0.10 per share and Series B Convertible Preference Shares, par value $0.01 per share, of Forbes Bermuda shall be converted by operation of law into an equivalent number of validly issued, fully paid and non-assessable shares of common stock, par value $0.10 per share and Series B Convertible Preferred Stock, par value $0.01 per share, respectively.

We express no opinion as to the law of any jurisdiction other than Texas. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter. The opinion expressed in this letter is provided as a legal opinion only and not as any guarantee or warranty of the matters discussed herein, and such opinion is strictly limited to the matters stated herein, and no other opinion may be implied therefrom.

We hereby consent to the reference to our firm under the heading “Validity of the Capital Stock” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Winstead PC

Winstead PC